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                                                                     Exhibit 11


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" and "Auditors" and to the incorporation by reference of our reports with respect to Special Equities Portfolio, Small Cap Value Plus (formerly Special Equities II) and Small Cap Contrarian dated January 16, 1998 in the Registration Statement of Skyline Funds on Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (File No. 33-11755) and in this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5022).


                                       /s/ ERNST & YOUNG LLP
                                       ERNST & YOUNG LLP


Chicago, Illinois
April 27, 1998